UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

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AINOS, INC.
(Exact name of registrant as specified in its charter)

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Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108

(858) 869-2986

(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Board accepted the resignation of Hsiu-Chen Chiu from the Board, the Compensation Committee and as Chairperson of the Compensation Committee, and the Audit Committee and as Audit Committee Chairperson.

On June 15, 2022, the Board appointed Pao-Sheng Wei to the Board, the Compensation Committee and as Chairman of the Compensation Committee, and the Audit Committee and as Chairman of the Audit Committee and as an Audit Committee Financial Expert.

Pao-Sheng Wei, age 64, serves as a director of the Company, Chairperson of the Audit Committee of the Board of Directors and in which he serves the Audit Committee Financial Expert, and Chairperson of the Compensation Committee.  In addition to his roles in the Company, he also is an Independent Director of Nuvoton Technology Corporation from June 2022 to present, which is not affiliated with the Company.  Prior to joining the Board, Mr. Wei was Chairman of KGI Bank, a subsidiary of China Development Financial Holding Company from September 2014 to June 2022, when he retired as Chairman.  He also served as Chairman of the Taiwan offices of AIG Investments, AIG General Insurance, KGI Securities, respectively.  In addition to his executive leadership in banking, securities, and insurance, Mr. Wei was a securities regulator as the Division Director of Corporate Finance of the Securities and Futures Bureau of the Financial Supervisory Commission, R.O.C. (Taiwan). Mr. Wei earned his MBA from the George Washington University in Washington D.C., USA in 1991.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: June 15, 2022	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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